Exhibit 99.2

OpenTable Names Joseph Essas Chief Technology Officer

SAN FRANCISCO — July 10, 2012 — OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today announced that Joseph Essas has been appointed Chief Technology Officer, effective July 18.

“Joseph is a talented executive with a proven track record of taking a strategic vision and executing on the technology architecture and products necessary to make it a reality,” said Matt Roberts, Chief Executive Officer of OpenTable.  “Joseph’s skills and experience in successfully leading large scale development efforts and driving rapid cycles of technology innovation position us well to deliver a world-class experience for our customers and strengthen our leadership position internationally.”

“It’s very exciting to be joining the OpenTable team, and I look forward to helping shape the technology platform and working to connect diners and restaurants in efficient and interesting ways,” said Joseph Essas.  “By leveraging my experience at eHarmony around matching and at Yahoo! around search and scalable operations, I believe we can work to find new ways to delight our customers and create value.”

Joseph Essas, 41, previously served as the Chief Technology Officer for eHarmony where he was responsible for overseeing and guiding the technical development, operation and growth of the company.  Prior to eHarmony, Mr. Essas served as Vice President of Engineering of Yahoo! where he managed engineering teams for the search marketing division.  Mr. Essas attended Jerusalem College of Technology.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 25,000 restaurant customers, and, since its inception in 1998, has seated more than 325 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the UK. OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the UK.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company’s business; the Company’s ability to maintain an adequate rate of growth; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the Company’s ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s other filings with the SEC.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

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OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates

Media Contact:

Tiffany Fox

Senior Director,

Corporate Communications

OpenTable

tfox@opentable.com

415-344-4275